Exhibit 10.11
FISCAL YEAR 2014 EXECUTIVE OFFICER BASE SALARIES
The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2014 in their current positions:

Name/Title	FY2014 Salary
David L. Martin President and Chief Executive Officer	$540,000
Laurence L. Betterley Chief Financial Officer	$330,723
Robert J. Thatcher Executive Vice President	$318,347
Paul Koehn Senior Vice President of Quality and Operations	$303,188
Kevin Kenny Executive Vice President of Sales and Marketing	$297,413
James E. Flaherty Chief Administrative Officer and Secretary	$295,250